SUB-ITEM 77Q1(a):
EXHIBITS

FEDERATED
INSTITUTIONAL TRUST

Amendment No. 14
DECLARATION OF
TRUST
dated June 9, 1994

	THIS Declaration
of Trust is amended as
follows:

	Delete the first
paragraph of Section 5 in
Article III from the
Declaration of Trust and
substitute in its place the
following:

	?Section 5.
Establishme
nt and
Designation
of Series or
Class.
	Without limiting
the authority of the Trustees
set forth in Article XII,
Section 8, inter alia, to
establish and designate any
additional Series or Class or
to modify the rights and
preferences of any existing
Series or Class, the Series
and Classes of the Trust
shall be and are established
and designated as:

Federated Government
Ultrashort
Duration
Fund
Class A Shares
Class R6 Shares
Institutional Shares
Service Shares
Federated Institutional High
Yield
Bond
Fund
Class R6 Shares
Institutional Shares
Federated Short-
Intermedi
ate Total
Return
Bond
Fund
Class A Shares
Class R6 Shares
Institutional Shares
Service Shares

	The undersigned
hereby certify that the above
stated Amendment is a true
and correct Amendment to
the Declaration of Trust, as
adopted by the Board of
Trustees on the 10th day of
February, 2016, to become
effective on September 1,
2016.

	Witness the due
execution this 12th
day of August,
2016.


/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden


/s/ John T. Collins
/s/ Charles F. Mansfield, Jr.
John T. Collins
Charles F. Mansfield, Jr.


/s/ J. Christopher Donahue
/s/ Thomas M. O?Neill
J. Christopher Donahue
Thomas M. O?Neill


/s/ G. Thomas Hough
/s/ P. Jerome Richey
G. Thomas Hough
P. Jerome Richey


/s/ Maureen Lally-Green
/s/ John S. Walsh
Maureen Lally-Green
John S. Walsh